Exhibit 10.7

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 18th day of September, 2007, by EH&P INVESTMENTS AG, a Swiss company (the “Subordinated Lender” and VALENS U.S. SPV I, LLC, a Delaware corporation, as agent for the Purchasers under the Securities Purchase Agreement referred to below (the “Senior Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, it is a condition to the Purchasers’ making an investment in ICF Energy Corporation, a Texas corporation (“ICF”) and True North Energy Corporation, a Nevada corporation, (“TNEC”) and together with ICF, the “Companies” and each a “Company”) pursuant to, and in accordance with, (i) that certain Securities Purchase Agreement to be dated on or about September 18, 2007 by and among the Companies, the Senior Agent and the other Purchasers (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement, that the Subordinated Lender enter into this Agreement.

WHEREAS, the Purchasers have made or will make loans to either or both of the Companies.

NOW, THEREFORE, the Subordinated Lender and the Senior Agent agree as follows:

TERMS

1. All obligations of the Companies and/or any of their Subsidiaries to the Creditor Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Senior Liabilities.” Any and all loans made by the Subordinated Lender to either Company and/or any of their respective Subsidiaries, together with all other obligations (whether monetary or otherwise) of such Company and/or any such Subsidiary to the Subordinated Lender (in each case, including any interest, fees or penalties related thereto), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing, or due or to become due are referred to as “Junior Liabilities.” It is expressly understood and agreed that the term “Senior Liabilities”, as used in this Agreement, shall include, without limitation, any and all interest, fees and penalties accruing on any of the Senior Liabilities after the commencement of any proceedings referred to in paragraph 4 of this Agreement, notwithstanding any provision or rule of law which might restrict the rights of any Creditor Party, as against either Company, and their Subsidiaries or anyone else, to collect such interest, fees or penalties, as the case may be.

2. Except as expressly otherwise provided in this Agreement or as the Senior Agent may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of all Senior Liabilities. Furthermore, whether directly or indirectly, no payments or other distributions whatsoever in respect of any Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise), nor shall any property or assets of either Company or any of their respective Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liability until such time as the Senior Liabilities have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, each Company and its Subsidiaries may make regularly scheduled principal and interest payments, as the case may be, to the Subordinated Lenders with respect to the Junior Liabilities, so long as (i) no Event of Default (as defined in each Note) has occurred and is continuing at the time of any such payment and (ii) the amount of such regularly scheduled principal payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof.

3. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of either Company and/or any of their respective Subsidiaries (the “Subordinated Lender Liens”), to the security interests granted by such Company and/or any of its Subsidiaries to the Senior Agent, for the ratable benefit of the Creditor Parties, in respect of the Senior Liabilities. Neither the Senior Agent nor any Purchaser shall owe any duty to the Subordinated Lender as a result of or in connection with the Subordinated Lender Liens, including without limitation any marshalling of assets or protection of the rights or interests of the Subordinated Lender. The Senior Agent shall have the exclusive right to manage, perform and enforce the underlying terms of the Securities Purchase Agreement, the Related Agreements and each other document, instrument and agreement executed from time to time in connection therewith (collectively, the “Security Agreements”) relating to the assets of either Company and any of their respective Subsidiaries and to exercise and enforce its rights according to its discretion. The Subordinated Lender waives all rights to affect the method or challenge the appropriateness of any action taken by the Senior Agent in connection with the Senior Agent’s enforcement of its rights under the Security Agreements. Only the Senior Agent shall have the right to restrict permit, approve or disapprove the sale, transfer or other disposition of the assets of either Company or any of their respective Subsidiaries. As between the Senior Agent and the Subordinated Lender, the terms of this Agreement shall govern even if all or part of the Senior Agent’s liens are avoided, disallowed, set aside or otherwise invalidated.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to either Company and/or any of their respective Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities either Company and/or any of their respective Subsidiaries, or any sale of all or substantially all of the assets of either Company and/or any of their respective Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment, distribution, other rights or benefits in respect of any Junior Liability. In order to enable the Senior Agent to enforce its rights hereunder, in any such action or proceeding, the Senior Agent is hereby irrevocably authorized and empowered in its discretion as attorney in fact for the Subordinated Lender to make and present for and on behalf of the Subordinated Lender such proofs of claims against either Company and/or any of their respective Subsidiaries as the Senior Agent may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any the Senior Liabilities. In the event, prior to indefeasible payment in full of the Senior Liabilities, the Subordinated Lender shall receive any payment in respect of the Junior Liabilities and/or in connection with the enforcement of the Subordinated Lender’s rights and remedies against either Company and/or any of their respective Subsidiaries, whether arising in connection with the Junior Liabilities or otherwise, then the Subordinated Lender shall forthwith deliver, or cause to be delivered, the same to the Senior Agent in precisely the form held by the Subordinated Lender (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Subordinated Lender as the property of the Senior Agent.

5. The Subordinated Lender will mark its books and records so as to clearly indicate that its Junior Liabilities are subordinated in accordance with the terms of this Agreement. The Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Agent may reasonably request from time to time to carry out the intent of this Agreement.

6. The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. Until such time as the Senior Liabilities have been indefeasibly paid in full, the Subordinated Lender will not, except as otherwise provided in this Agreement, without the prior written consent of the Senior Agent: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability or any other rights or remedies of any kind or nature whatsoever against either Company and/or any of their respective Subsidiaries whether in respect of the Junior Liabilities or otherwise (each an “Enforcement Action”); unless, in each case (i) an event of default shall have occurred and be continuing under any one or more agreements between and among the Subordinated Lender, such Company and/or any such Subsidiary which would entitle the Subordinated Lender to take such action (each, a “Subordinated Lender Default”), (ii) the Subordinated Lender shall have provided the Senior Agent written notice of the occurrence of each such Subordinated Lender Default and that it intends to take an Enforcement Action (each, a “Subordinated Lender Enforcement Action Notice”), and (iii) a period of at least one hundred and eighty (180) days shall have elapsed after the receipt by the Senior Agent of the respective Subordinated Lender Enforcement Action Notice; provided that, notwithstanding the foregoing, the Subordinated Lender shall only be permitted to provide the Senior Agent with one (1) Subordinated Lender Enforcement Action Notice in any three hundred and sixty five (365) day period; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to either Company and/or any of their respective Subsidiaries.

8. The Senior Agent may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. Neither the Senior Agent nor any Purchaser may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Agent and/or such Purchaser, as applicable; provided, however, that, unless the Senior Agent shall otherwise consent in writing, the Senior Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Agent and the Purchasers, as to those of the Senior Liabilities which the Senior Agent and/or the Purchasers have not assigned or transferred.

10. The Senior Agent shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Agent may have or with which the Senior Agent may be charged; and no action of the Senior Agent permitted under this Agreement shall in any way affect or impair the rights of the Senior Agent, or any Purchaser, and the obligations of the Subordinated Lender under this Agreement.

11. No delay on the part of the Senior Agent in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Agent of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Agent except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Agent. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

12. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against either Company and/or any of their respective Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to either Company and/or any of their respective Subsidiaries shall be deemed to apply to such Company and any such Subsidiary as debtor-in-possession and to a trustee for such Company and/or any such Subsidiary. If either Company or any of their respective Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Agent shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Agent to such Company or any such Subsidiary under the Code, the Subordinated Lender agrees as follows: (a) adequate notice to the Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Agent) prior to the earlier of (i) any hearing on a request to approve such post-petition financing or (ii) the date of entry of an order approving same and (b) no objection will be raised by the Subordinated Lender to any such use of cash collateral or such post-Petition financing from the Senior Agent, or any Purchaser.

13. This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender and the successors and assigns of the Subordinated Lender.

14. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. This Agreement shall terminate upon the indefeasible payment in full of the Senior Liabilities.

[Signature appears on the following page.]

IN WITNESS WHEREOF, this Agreement has been made and delivered this 18th day of September, 2007.

EH&P INVESTMENTS AG

By:	/s/ Ingrid Weibel
Name:
Title:

VALENS U.S. SPV I, LLC, as Agent

By: Valens Capital Management, LLC, its investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin
Title: Authorized Signatory

Acknowledged and Agreed to by:

TRUE NORTH ENERGY CORPORATION

By: /s/ John I. Folnovic
Name: John I. Folnovic Title: President and Chief Executive Officer

ICF ENERGY CORPORATION

By: /s/ John I. Folnovic
Name: John I. Folnovic Title: President and Chief Executive Officer